Exhibit 10.1
EXECUTION VERSION

RECEIVABLES PURCHASE AGREEMENT

CARVANA, LLC,
as Seller
and
CARVANA RECEIVABLES DEPOSITOR LLC,
as Purchaser
_____________________________
Dated as of December 17, 2024
_____________________________

-i-

TABLE OF CONTENTS
(continued)

EXHIBIT A    FORM OF FIRST STEP RECEIVABLES ASSIGNMENT PURSUANT TO RECEIVABLES PURCHASE AGREEMENT
EXHIBIT B    RECEIVABLES REPRESENTATIONS AND WARRANTIES

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RECEIVABLES PURCHASE AGREEMENT
This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 17, 2024, is by and between Carvana, LLC, an Arizona limited liability company (“Carvana”), as the seller (the “Seller”), and Carvana Receivables Depositor LLC, a Delaware limited liability company (in such capacity, the “Purchaser”).
AGREEMENTS
WHEREAS, the Purchaser desires to purchase automobile retail installment contracts and related rights owned by the Seller pursuant to this Agreement;
WHEREAS, the Seller is willing to sell such contracts and related rights to the Purchaser pursuant to this Agreement;
WHEREAS, the Purchaser intends to sell or otherwise transfer such contracts and related rights, or interests therein, to Carvana Auto Receivables Trust 2024-P4, a Delaware statutory trust (the “Issuing Entity”), pursuant to the Receivables Transfer Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Transfer Agreement”), between the Issuing Entity and the Purchaser, as depositor;
WHEREAS, the Issuing Entity intends to contribute or otherwise transfer such contracts and related rights, or interests therein, to Carvana Auto Receivables Grantor Trust 2024-P4, a Delaware statutory trust (the “Grantor Trust”), pursuant to the Receivables Contribution Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Contribution Agreement”), between the Issuing Entity and the Grantor Trust, in exchange for the Grantor Trust Certificate;
WHEREAS, the Grantor Trust intends to pledge such contracts and related rights to Computershare Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and the Issuing Entity will issue notes backed by the Grantor Trust Certificate pursuant to the Indenture, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Indenture”), among the Issuing Entity, the Grantor Trust and the Indenture Trustee; and
WHEREAS, Bridgecrest Credit Company, LLC, an Arizona limited liability company (the “Servicer”), is willing to service such contracts in accordance with the terms of the Servicing Agreement, dated as of the date hereof, among the Issuing Entity, the Grantor Trust, the Backup Servicer and the Servicer.
NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein contained, each party agrees as follows for the benefit of the other party:

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ARTICLE I
DEFINITIONS
Section 1.1    Definitions; Rules of Construction. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Part I and Part IV of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Receivables Purchase Agreement as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein, which are defined in Part I of such Appendix A, and all references herein to Articles, Sections and Subsections are to Articles, Sections or Subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.
ARTICLE II
CONVEYANCE OF RECEIVABLES
Section 2.1    Conveyance of Receivables.
(a)    On the Closing Date, the Seller hereby agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser and the Purchaser hereby agrees to purchase from the Seller, without recourse, all right, title and interest of the Seller in, to and under the following property, whether now existing or hereafter created or acquired (all of the property described in this Section 2.1(a) being collectively referred to herein as the “First Step Transferred Property”):
(i)    the Receivables and all instruments and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the Cutoff Date;
(ii)    the Financed Vehicles securing such Receivables (including any such Financed Vehicles that have been repossessed), any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each Financed Vehicle;
(iii)    the Receivable Files and the Servicer Files related to such Receivables;
(iv)    all rights to payment under all Insurance Policies with respect to the Financed Vehicles or the Obligors, including any monies collected from whatever source in connection with any default of an Obligor or with respect to any such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;
(v)    all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;
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(vi)    all rights to payment under all service contracts and other contracts and agreements associated with such Receivables;
(vii)    all Liquidation Proceeds related to any such Receivable received on or after the Cutoff Date;
(viii)    subject to the Transaction Documents and the Master Agency Agreement, all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (excluding payments or recoveries in respect of the Receivables received prior to the Cutoff Date);
(ix)    the proceeds of any and all of the foregoing; and
(x)    all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.
(b)    In connection with the purchase and sale of the First Step Transferred Property hereunder, the Seller agrees, at its own expense, (i) to annotate and indicate on its books and records (including any computer files) that the Receivables were sold and transferred to the Purchaser pursuant to this Agreement, (ii) to deliver to the Purchaser (or its designee) all Collections on the Receivables, if any, received on or after the Cutoff Date, and (iii) to deliver to the Purchaser an assignment substantially in the form (or in such other form as shall be mutually acceptable to the Seller and the Purchaser) attached hereto as Exhibit A (the “First Step Receivables Assignment”).
(c)    In consideration of the sale of the Receivables from the Seller to the Purchaser as provided herein, the Purchaser shall pay to the Seller an amount equal to the Receivables Purchase Price. A portion of the Receivables Purchase Price shall be paid to the Seller in immediately available funds and the balance of such purchase price shall be paid through the transfer of approximately five percent of the Notes and Certificates retained for risk retention purposes and any other Retained Notes.
(d)    The Purchaser hereby directs the Seller to transfer all Electronic Contracts included in the First Step Transferred Property directly to the Grantor Trust, as assignee under the Receivables Contribution Agreement of the Issuing Entity, who is the assignee of the Purchaser under the Receivables Transfer Agreement.
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Section 2.2    Intent of the Parties.
It is the intention of the parties that each conveyance hereunder of the Receivables and the other First Step Transferred Property from the Seller to the Purchaser as provided in Section 2.1 be, and be construed as, an absolute sale, without recourse, of the Receivables and other First Step Transferred Property by the Seller to the Purchaser. Furthermore, no such conveyance is intended to be a pledge of the First Step Transferred Property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in Section 2.1 is determined, for any reason, not to be an absolute sale, then the parties intend that this Agreement shall be deemed to be a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Purchaser a “security interest” within the meaning of Article 9 of the UCC in all of the Seller’s right, title and interest in and to the First Step Transferred Property, now existing and hereafter created or acquired, to secure a loan in an amount equal to the Receivables Purchase Price and each of the Seller’s other payment obligations under this Agreement.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 3.1    Representations and Warranties of the Seller.
(a)    General Representations and Warranties. The Seller makes the following representations and warranties to the Purchaser as of the date of this Agreement, which shall survive the delivery of the First Step Transferred Property, and on which representations and warranties the Purchaser shall rely in acquiring the First Step Transferred Property.
(i)    Organization and Good Standing. The Seller has been duly organized, and is validly existing as a limited liability company, in good standing under the laws of the state of its formation, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Seller had at all relevant times, and now has the power, authority and legal right to acquire, own and sell the Receivables and other First Step Transferred Property.
(ii)    Due Qualification. The Seller is duly qualified to do business and is in good standing under the laws of each jurisdiction, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables) except where the failure to so qualify or obtain such license or approval could not reasonably be expected to result in a Material Adverse Effect.
(iii)    Power and Authority; Due Authorization. The Seller (A) has the power and authority to (1) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (2) carry out the terms of the Transaction Documents to which it is a party and (3) sell the First Step Transferred Property on the terms and conditions herein provided and (B) has taken all necessary action to authorize the execution, delivery and
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performance of this Agreement and the other Transaction Documents to which it is a party and the sale of the First Step Transferred Property on the terms and conditions herein and therein provided.
(iv)    Valid Sale, Binding Obligation. This Agreement, when duly executed and delivered by the Purchaser, and the First Step Receivables Assignment constitute a valid sale, transfer and assignment of the applicable Receivables and other First Step Transferred Property to the Purchaser, enforceable against creditors of and purchasers from the Seller; and this Agreement, when duly executed and delivered by the Purchaser, and the First Step Receivables Assignment constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, receivership, conservatorship, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(v)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party and the fulfillment of the terms hereof and thereof will not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s certificate of formation, limited liability company agreement or other constituent documents or any Contractual Obligation of the Seller, (B) result in the creation or imposition of any Lien upon any of the Seller’s properties, other than Liens permitted or created pursuant to the Transaction Documents or (C) violate any Applicable Law; in each case, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect with respect to the Seller.
(vi)    No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (A) asserting the invalidity of this Agreement or any other Transaction Document to which the Seller is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party or (C) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Seller.
(vii)    No Consents. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party have been obtained.
(viii)    Value Given. The Purchaser shall have given reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Purchaser of each of the Receivables and the related First Step Transferred Property under this Agreement.
(b)    Representations and Warranties Regarding each Receivable. As of the Closing Date or such other date specified in Exhibit B, the representations and warranties in Exhibit B hereto are true and correct with respect to each Receivable assigned by the Seller to the
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Purchaser hereunder and under the First Step Receivables Assignment. Such representations and warranties will survive the conveyance of the First Step Transferred Property to the Purchaser pursuant to this Agreement, the sale of the Second Step Transferred Property to the Issuing Entity pursuant to the Receivables Transfer Agreement, the conveyance of the Third Step Transferred Property to the Grantor Trust pursuant to the Receivables Contribution Agreement and the Grant of the Third Step Transferred Property and other collateral by the Grantor Trust to the Indenture Trustee pursuant to the Indenture. The Seller hereby agrees that the Issuing Entity shall have the right to enforce any and all rights under this Agreement assigned to the Issuing Entity under the Receivables Transfer Agreement, including the right to cause the Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit B, directly against the Seller as though the Issuing Entity were a party to this Agreement, and the Issuing Entity shall not be obligated to exercise any such rights indirectly through the Depositor.
(c)    Representations and Warranties Regarding the First Step Transferred Property. The Seller makes the following representations and warranties to the Purchaser regarding the First Step Transferred Property as of the Closing Date, which shall survive the sale, transfer and assignment of the Receivables, and on which representations and warranties the Purchaser shall rely in acquiring the First Step Transferred Property.
(i)    Schedule of Receivables. As of the Cutoff Date, the information set forth in the Schedule of Receivables with respect to each Receivable is true and correct in all material respects.
(ii)    Selection Procedures. No procedures believed by the Seller to be adverse to the interests of the Purchaser or the Holders of the Securities were utilized by the Seller in identifying or selecting Receivables to be acquired from the Seller under this Agreement.
(iii)    Good Title.
(A)    Immediately prior to the conveyance of each Receivable and the related First Step Transferred Property to the Purchaser pursuant to this Agreement and the First Step Receivables Assignment, the Seller had good and marketable title thereto, free and clear of all Liens except for Permitted Liens and those Liens that will be released simultaneously with the conveyance hereunder. No effective financing statement or other instrument similar in effect covering any portion of the First Step Transferred Property shall, on or after the Closing Date be on file in any recording office except such as may be filed in favor of (1) the Purchaser in accordance with this Agreement, (2) the Issuing Entity in accordance with the Receivables Transfer Agreement, (3) the Grantor Trust in connection with the Receivables Contribution Agreement or (4) the Indenture Trustee in connection with the Indenture.
(B)    Upon the conveyance of such Receivable and the other related First Step Transferred Property to the Purchaser pursuant to this Agreement and the First Step Receivables Assignment, the Purchaser will be the sole owner of, and have
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good, indefeasible and marketable title to such Receivable and other related First Step Transferred Property, free and clear of any Lien (other than Liens created hereunder and Permitted Liens and those Liens that will be released simultaneously with the conveyance hereunder); and, to the extent the related Obligor has a contractual right to return the Financed Vehicle to the Seller for repurchase, the applicable repurchase period has expired. As of the date hereof, each Receivable and the related Financed Vehicle is free and clear of any Lien of any Person (other than Liens created hereunder and Permitted Liens or those Liens that will be released simultaneously with the conveyance hereunder) and is in compliance with all Applicable Laws.
(iv)    All Filings Made. With respect to the sale and assignment of the First Step Transferred Property to the Purchaser, the Seller has taken all steps reasonably necessary to ensure that such sale and assignment has been perfected under the relevant UCC. With respect to the First Step Transferred Property, the Seller has taken all steps necessary to ensure that all filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the First Step Transferred Property have been made.
(v)    Lawful Assignment. Each such Receivable was not originated in, and is not subject to the laws of, any jurisdiction under which the transfer of such Receivable under the Transaction Documents shall be unlawful, void or voidable. Such Receivable is assignable without notice to or the consent of the related Obligor.
(d)    Repurchase of Receivables. In the event of:
(i) a breach of any representation or warranty set forth in Exhibit B hereof with respect to any Receivable, that materially and adversely affects the interests of the Noteholders or the Certificateholders taken as a whole (a “Repurchase Event”), unless the breach shall have been cured within thirty (30) days following (A) discovery of the breach by the Seller or receipt of notice of such breach by the Seller from the Purchaser, the Issuing Entity or the Grantor Trust (which notice shall provide sufficient detail so as to allow the Seller to reasonably investigate the alleged breach), or (B) in the case of the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee, a Responsible Officer of such trustee has actual knowledge or receives written notice of a breach of such representation or warranty, then
(ii) the Seller shall repurchase such Receivable from the Grantor Trust (if the Grantor Trust is then the owner of such Receivable) by remitting to the Collection Account an amount equal to the Purchase Amount of each such Receivable on or before the Payment Date following the end of the Collection Period which includes the 30th day after the date the Seller becomes aware or was notified of such breach, without further notice from the Purchaser hereunder. Any such breach shall be deemed not to materially and adversely affect the interests of the Noteholders or the Certificateholders taken as a whole, if such breach does not affect the ability of the Purchaser (or its assignee) to receive and retain timely payment in full on such Receivable. Upon the occurrence of a Repurchase Event with respect to a Receivable for which the Purchaser is the owner, the Seller agrees to repurchase such Receivable from the Purchaser
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for an amount and upon the same terms as the Seller would be obligated to repurchase such Receivable from the Grantor Trust if the Grantor Trust was then the owner thereof, and upon payment of such amount, the Seller shall have such rights with respect to such Receivable as if the Seller had purchased such Receivable from the Grantor Trust as the owner thereof. It is understood and agreed that the obligation of the Seller to repurchase any Receivable as to which a Repurchase Event has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole and exclusive remedy (other than any indemnities available pursuant to Section 4.14) available to the Purchaser, the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee and the Financial Parties for the breach of any representation or warranty set forth in Exhibit B hereof with respect to such Receivable.
(e)    Upon receipt by the then-current owner of the related Receivable of the applicable Purchase Amount, the applicable Receivable and any and all related First Step Transferred Property shall be automatically and immediately assigned and re-conveyed by the Purchaser (or its applicable assign, as the case may be) to the Seller.
(f)    Upon discovery by the Seller or by the Purchaser of a breach of any of the representations and warranties set forth in Section 3.1(a), Section 3.1(c) and Exhibit B (other than with respect to Receivables that have been repurchased in accordance with the terms of this Agreement) the party discovering such breach shall give prompt written notice to the other party.
Section 3.2    Dispute Resolution.
(a)    General. If any Requesting Party makes a Repurchase Request, provided that with respect to a Repurchase Request from a Noteholder or Note Owner, such Repurchase Request shall initially be provided to the Indenture Trustee and the Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the Seller’s receipt thereof, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration (each, an “ADR Proceeding”). If a Requesting Party provides notice of a referral of a Repurchase Request to an ADR Proceeding, the Seller shall have 30 days to respond to such notice and, if a party, shall submit to the ADR Proceeding requested. Each notice shall be given in writing to the other parties and shall specifically identify the Receivable(s) to be repurchased and specify the representations and warranties allegedly breached. The notice shall also identify the alleged loss related to the Receivable(s) and the material adverse effect on the Requesting Party; provided, that general allegations relating to the Receivable(s) will not be a sufficient description for purposes of such notice. Each ADR Proceeding shall take place in Phoenix, Arizona or such other location as agreed to by the parties.
(b)    ADR Proceeding. Each ADR Proceeding, including the occurrence of such ADR Proceeding, the nature and amount of any relief sought or granted and the results of any discovery taken in such ADR Proceeding, shall be kept strictly confidential by each of the Seller and the Requesting Party, except as necessary in connection with statements provided pursuant to Section 2.8 of the Servicing Agreement, in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.
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(c)    Mediation. If the Requesting Party chooses to refer the Repurchase Request to mediation, the following provisions shall apply:
(i)    The Seller and the Requesting Party shall agree on a neutral mediator within 15 days of the acknowledgement of the notice set forth in Section 3.2(a); provided that the mediator shall satisfy each of the following conditions:
(A)    the mediator shall be selected from a list of neutral mediators maintained by AAA;
(B)    the mediator shall be an attorney admitted to practice law in the State of New York; and
(C)    the mediator shall be an attorney specializing in commercial litigation with at least fifteen (15) years of experience;
provided, however, that if the Seller and the Requesting Party do not agree on a mediator, a mediator shall be selected by AAA in accordance with AAA Rules for appointment of a mediator.
(ii)    The mediation shall commence no later than fifteen (15) Business Days following selection of a mediator, and shall conclude within thirty (30) days of the start of mediation.
(iii)    The Seller and the Requesting Party shall mutually agree upon the allocation of the expenses incurred in connection with the mediation; provided, however, that if the Seller and the Requesting Party do not agree on the allocation of expenses, the expenses shall be determined in accordance with AAA Rules.
(iv)    If the Seller and the Requesting Party fail to agree at the completion of the mediation, the Requesting Party may submit the Repurchase Request to arbitration in accordance with Section 3.2(d) or may seek adjudication of the Repurchase Request in court.
(d)    Arbitration. If the Requesting Party refers the Repurchase Request to arbitration, the following provisions shall apply:
(i)    The Seller shall provide a notice of the commencement of such arbitration and instructions for other Noteholders or Note Owners to participate in such arbitration to the Servicer for inclusion in the statement to securityholders set forth in Section 2.8 of the Servicing Agreement.
(ii)    The Repurchase Request shall be referred to a panel of three (3) arbitrators (the “Panel”) to be selected as follows:
(A)    the Requesting Party shall appoint one (1) arbitrator to the panel within five (5) Business Days of providing notice of its selection of arbitration;
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(B)    the Seller shall appoint one arbitrator to the panel within five (5) Business Days of the Requesting Party providing notice of its selection of arbitration; and
(C)    the arbitrators selected pursuant to clauses (A) and (B) will select a third arbitrator within five (5) Business Days of the appointment of the second arbitrator;
provided that each arbitrator shall satisfy each of the following conditions: (1) the arbitrator shall be selected from a list of neutral arbitrators maintained by the AAA; (2) the arbitrator shall be an attorney admitted to practice law in the State of New York; and (3) the arbitrator shall be an attorney specializing in commercial litigation with at least fifteen (15) years of experience.
(iii)    The following procedural time limits shall apply to the arbitration:
(A)    the arbitrators shall have the ability to schedule, hear and determine any motions, including discovery motions, according to New York law, and shall do so at the motion of any party to the arbitration;
(B)    discovery shall be completed within thirty (30) days of appointment of the third arbitrator;
(C)    the evidentiary hearing on the merits shall commence no later than sixty (60) days following the appointment of the third arbitrator, and shall proceed for no more than ten (10) consecutive Business Days with equal time allotted to each side for the presentation of direct evidence and cross examination; and
(D)    the Panel shall render its decision on the Repurchase Request within ninety (90) days of the selection of the panel.
provided that in each case, the Panel may modify such time limits if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the parties.
(iv)    The following limitations on the arbitration proceeding shall apply:
(A)    each party shall be limited to two (2) witness depositions not to exceed five (5) hours;
(B)    each party shall be limited to two (2) interrogatories;
(C)    each party shall be limited to one (1) document request; and
(D)    each party shall be limited to one (1) request for admissions;
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provided that in each case, the Panel may modify such discovery limitations if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the parties.
(v)    Any briefs submitted in the arbitration shall be no more than ten (10) pages each and shall be limited to (A) initial statements of the case, (B) discovery motions and (C) a pre-hearing brief.
(vi)    The Panel shall decide the Repurchase Request in accordance with this Agreement, including the provisions set forth in Sections 4.3 and 4.4.
(vii)    The Panel shall not be permitted to award punitive or special damages.
(viii)    The Panel shall determine the allocation of the expenses of the arbitration between the Seller and the Requesting Party.
(ix)    Once the Panel makes a decision with respect to a Receivable, such decision shall be binding on the Interested Parties as to such Receivable, and such Receivable may not be subject to an additional ADR Proceeding or court adjudication.
(e)    Additional Considerations. For the avoidance of doubt, the restrictions on any action of the Indenture Trustee due to the Indenture Trustee’s reliance on an Officer’s Certificate, an Opinion of Counsel or the failure of any Noteholder or Verified Note Owner to provide reasonable security pursuant to Sections 6.2(b) and 7.5 of the Indenture shall not apply to this Section 3.2. For the avoidance of doubt, nothing in this Section 3.2 shall be binding on the Owner Trustee or the Grantor Trust Trustee or require the Owner Trustee or the Grantor Trust Trustee to participate in the ADR Proceeding.
Section 3.3    Representations and Warranties of the Purchaser.
(a)    The Purchaser makes the following representations and warranties to the Seller as of the date of this Agreement, and on which representations and warranties the Seller shall rely in selling the Receivables.
(i)    Organization and Good Standing. The Purchaser has been duly organized, and is validly existing as a limited liability company and in good standing under the laws of the state of its formation, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.
(ii)    Due Qualification. The Purchaser is duly qualified to do business and is in good standing under the laws of each jurisdiction, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables) except where
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the failure to so qualify or obtain such license or approval could not reasonably be expected to result in a Material Adverse Effect.
(iii)    Power and Authority; Due Authorization. The Purchaser (A) has the power and authority to (1) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (2) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (B) has duly authorized by all necessary action on its part the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.
(iv)    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, receivership, conservatorship, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(v)    No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Purchaser’s certificate of formation or by-laws, limited liability company agreement, trust agreement or other constituent documents or any Contractual Obligation of the Purchaser, (B) result in the creation or imposition of any Lien upon any of the Purchaser’s properties, other than Liens permitted or created pursuant to the Transaction Documents, or (C) violate any Applicable Law, in each case, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect with respect to the Purchaser.
(vi)    No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) challenging the enforceability of a material portion of the Receivables or (D) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Purchaser.
(vii)    No Consents. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Purchaser of this Agreement have been obtained.
(b)    Upon discovery by the Seller or by the Purchaser of a breach of any of the representations and warranties set forth in Section 3.3(a), the party discovering such breach shall give prompt written notice to the other party.
Section 3.4    Covenants of the Seller. The Seller hereby covenants as to the Receivables the Seller has sold to the Purchaser hereby that:
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(a)    Delivery of Payments; Pre-Closing Collections. The Seller shall within two (2) Business Days after the Closing Date, transfer all Collections received by it on or after the Cutoff Date with respect to any Receivable or related First Step Transferred Property to, or at the direction of, the Purchaser (or the Issuing Entity or the Grantor Trust). The Seller shall inform the Servicer to deposit all amounts due in respect of the First Step Transferred Property to or at the direction of the Purchaser (or the Issuing Entity or the Grantor Trust).
(b)    Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including an ability to re-create records evidencing Receivables in the event of loss of access to the E-Vault System of the Contracts maintained therein), and keep and maintain all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables and other First Step Transferred Property.
(c)    Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any portion of the Receivables or other First Step Transferred Property, whether now existing or hereafter transferred hereunder, or any interest therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Seller will promptly notify the Purchaser of the existence of any Lien (other than Permitted Liens) on any portion of the Receivables or other First Step Transferred Property and the Seller shall defend the right, title and interest of the Purchaser (and the permitted assignees) in, to and under such Receivables and other First Step Transferred Property, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any portion of the First Step Transferred Property.
ARTICLE IV
MISCELLANEOUS PROVISIONS
Section 4.1    Amendment.
(a)    Any term or provision of this Agreement may be amended, waived, supplemented or modified by the Seller and the Purchaser without the consent of any of the Issuing Entity, the Grantor Trust, the Administrator, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Noteholders, the Certificateholders or any other Person subject to the satisfaction of one of the following conditions:
(i)    the Seller or the Purchaser delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the Unaffiliated Certificateholders;
(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the Seller or the Purchaser notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment; or
CRVNA 2024-P4
Receivables Purchase Agreement

(iii)    to cure any ambiguity, correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Transaction Document or with any description thereof in the Prospectus, the Class N Notes Confidential Offering Memorandum or the Certificate Private Placement Memorandum, or add to the covenants, restrictions or obligations of the Seller or the Purchaser.
(b)    This Agreement may also be amended, waived, supplemented or modified from time to time by the parties hereto with the consent of the Requisite Noteholders as of the close of business on the preceding Distribution Date, or if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, the Majority Certificateholders (which consent, whether given pursuant to this Section 4.1(b) or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon any Notes or Certificates) for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders.
(c)    It will not be necessary for the consent of the Noteholders or the Certificateholders pursuant to Section 4.1(b) to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.
(d)    Prior to the execution of any amendment or consent pursuant to Section 4.1(b), the Seller shall provide written notification of the substance of such amendment or consent to each Rating Agency; and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to each Rating Agency, the Grantor Trust Trustee, the Owner Trustee and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.1 shall be effective which materially and adversely affects the rights, privileges, indemnities, protections or duties of the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee without the prior written consent of such Person.
(e)    Notwithstanding anything to the contrary herein, prior to the execution of any amendment to this Agreement, an Opinion of Counsel shall be delivered to the Grantor Trust Trustee and the Owner Trustee to the effect that such amendment would not cause the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes.
Section 4.2    Protection of Right, Title and Interest in and to Receivables.
(a)    Financing Statements. The Seller, at its expense, shall cause all financing statements and continuation statements, amendments, assignments and any other necessary documents and notices, covering or evidencing the Purchaser’s right, title and interest in and to
CRVNA 2024-P4
Receivables Purchase Agreement

the Receivables and other First Step Transferred Property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and take such other action, all in such manner and in such places as may be required by law, fully to preserve and protect the right, title and interest of the Purchaser hereunder in and to all of the Receivables and such other First Step Transferred Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.
(b)    Name Change. The Seller shall not change its State of organization or its name, identity or entity structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller, Purchaser or Purchaser’s assigns seriously misleading within the meaning of the UCC, unless it shall give the Purchaser written notice thereof at least five (5) Business Days prior to such change.
(c)    Executive Office; Maintenance of Offices. The Seller shall give the Purchaser written notice at least ten (10) Business Days prior to any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller shall at all times maintain each office from which it originates Receivables and its principal executive office within the United States of America.
(d)    New Debtor. In the event that the Seller shall change the jurisdiction in which it is formed or otherwise enter into any transaction which would result in a “new debtor” (as defined in the UCC) succeeding to the obligations of the Seller hereunder, the Seller shall comply fully with the obligations of Section 4.2(a).
(e)    Computer Records. The Seller shall maintain its computer systems relating to contract record keeping so that, from and after the time of sale of any Receivable under this Agreement, the Seller’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or assignees).
Section 4.3    Governing Law. THIS AGREEMENT AND THE FIRST STEP RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 4.4    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:
CRVNA 2024-P4
Receivables Purchase Agreement

(a)    submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.5 of this Agreement;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    to the extent permitted by applicable law, waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.
Section 4.5    Notices. All demands, notices and communications upon or to the parties or the Rating Agencies shall be delivered as specified in Part III of Appendix A of this Agreement.
Section 4.6    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.
Section 4.7    Closing; Assignment; Conveyance of Receivables and First Step Transferred Property to the Issuing Entity. The transfer of the Receivables contemplated by this Agreement shall take place at Carvana Headquarters, on the date hereof. This Agreement may not be assigned by the Purchaser or the Seller except as contemplated by this Section 4.7. The Seller acknowledges that the Purchaser (or any permitted assign) may, pursuant to certain agreements, assign and convey the Receivables and the other First Step Transferred Property, together with its rights under this Agreement, to the Issuing Entity under the Receivables Transfer Agreement and the Second Step Receivables Assignment (as defined in the Receivables Transfer Agreement) and that the Issuing Entity may make further assignments, conveyances and pledges of such rights and assets to other Persons pursuant to the Indenture and the Receivables Contribution Agreement and that the Grantor Trust may make further assignments, conveyances
CRVNA 2024-P4
Receivables Purchase Agreement

and pledges pursuant to the Receivables Contribution Agreement and the Indenture. The Seller acknowledges and consents to such assignments and pledges and waives any further notice thereof. Additionally, the Seller acknowledges that the Grantor Trust may assign the representations and warrants set forth in Section 3.1(b) to any Charged-Off Receivables Purchaser with respect to the sale of Charged-Off Receivables pursuant to a Forward Commitment Transfer.
Section 4.8    Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 4.9    Waivers. No failure or delay on the part of the Seller, the Purchaser, the Issuing Entity, the Grantor Trust, the Noteholders, the Certificateholders, or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
Section 4.10    Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (a) an original manual signature, (b) a faxed, scanned, or photocopied manual signature, or (c) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 4.11    Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Issuing Entity, the Grantor Trust, the Owner Trustee, the Grantor Trust Trustee and the Indenture Trustee and, to the extent expressly referenced herein, shall inure to the benefit of the Noteholders and the Certificateholders, who shall be considered
CRVNA 2024-P4
Receivables Purchase Agreement

to be a third party beneficiary hereof (including beneficiaries of the representations and warranties set forth in Section 3.1(b)). Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.
Section 4.12    Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.
Section 4.13    Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
Section 4.14    Indemnification. The Seller shall indemnify and hold harmless the Purchaser, the Issuing Entity, the Owner Trustee, the Grantor Trust, the Grantor Trust Trustee and their respective agents and assignees (each, an “Indemnified Person”) from and against any loss, liability, expense (including reasonable and documented out of pocket external attorneys’ fees and costs) or damage suffered or sustained by reason of third party claims which may be asserted against or incurred by the Purchaser or any of the permitted assignees (collectively, “Losses”) as a result of (a) the failure of a Receivable to be originated in compliance in all material respects with all requirements of Applicable Law, and (b) breach of the Seller’s representations and warranties contained herein and any failure by the Seller to comply with its obligations under Section 4.2 or Section 3.3(c); provided that the Seller’s repurchase obligation for a breach of representations and warranties set forth in Exhibit B hereof is the sole remedy therefor, except with respect to matters set forth in clause (a) above. Notwithstanding the foregoing, such indemnity shall not be available to an Indemnified Person to the extent that such Losses (i) have resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnified Person or (ii) arise primarily due to the deterioration in the credit quality or market value of the Receivables, Financed Vehicles or other First Step Transferred Property (or the underlying Obligors thereunder) or otherwise constituting credit recourse for the failure of an Obligor to pay any amount owing with respect to any First Step Transferred Property.
Section 4.15    Survival. All representations, warranties, covenants, indemnities and other provisions made by the Seller herein or in connection herewith shall be considered to have been relied upon by the Purchaser and shall survive the execution and delivery of this Agreement. The terms of Section 4.14 shall survive the termination of this Agreement.
Section 4.16    Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date which is the later of (i) one (1) year and one (1) day since the last day on which the aggregate Outstanding Amount of the P&I Notes was reduced to zero and (ii) one (1) year and one (1) day since the final distribution with respect to the Certificates, acquiesce, petition or otherwise invoke or cause the Purchaser, the Issuing Entity or the Grantor Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser, the Issuing Entity or the Grantor Trust
CRVNA 2024-P4
Receivables Purchase Agreement

under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser, the Issuing Entity or the Grantor Trust or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of Purchaser, the Issuing Entity or the Grantor Trust under any federal or State bankruptcy or insolvency proceeding. This Section 4.16 shall survive the termination of this Agreement.
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CRVNA 2024-P4
Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CARVANA, LLC
as Seller

By:	/s/ Paul Breaux
Paul Breaux
Vice President, Secretary

CARVANA RECEIVABLES DEPOSITOR, LLC
as Purchaser

By:	/s/ Paul Breaux
Paul Breaux
Vice President, Secretary
CRVNA 2024-P4
Receivables Purchase Agreement
    S-1

EXHIBIT A
FORM OF
FIRST STEP RECEIVABLES ASSIGNMENT
PURSUANT TO RECEIVABLES PURCHASE AGREEMENT
On December 17, 2024 for value received, in accordance with the Receivables Purchase Agreement, dated as of December 17, 2024 (as amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”), between Carvana, LLC, an Arizona limited liability company (the “Seller”), and Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Purchaser”), the Seller does hereby sell, assign, transfer, set over and otherwise convey unto the Purchaser, without recourse, all of the Seller’s right, title and interest in, to and under the following property, whether now existing or hereafter created or acquired:
(i)    the Receivables and all instruments and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the Cutoff Date;
(ii)    the Financed Vehicles securing such Receivables (including any such Financed Vehicles that have been repossessed), any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each Financed Vehicle;
(iii)    the Receivable Files and the Servicer Files related to such Receivables;
(iv)    all rights to payment under all Insurance Policies with respect to the Financed Vehicles or the Obligors, including any monies collected from whatever source in connection with any default of an Obligor or with respect to any such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;
(v)    all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;
(vi)    all rights to payment under all service contracts and other contracts and agreements associated with such Receivables;
(vii)    all Liquidation Proceeds related to any such Receivable received on or after the Cutoff Date;
(viii)    subject to the Transaction Documents and the Master Agency Agreement, all deposit accounts, monies, deposits, funds, accounts and
CRVNA 2024-P4
Receivables Purchase Agreement
    Ex. A-1

instruments relating to the foregoing (excluding payments or recoveries in respect of the Receivables received prior to the Cutoff Date);
(ix)    the proceeds of any and all of the foregoing; and
(x)    all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.
It is the intention of the Seller and the Purchaser that the transfer and assignment of Receivables contemplated by the Receivables Purchase Agreement and this First Step Receivables Assignment shall constitute an absolute and irrevocable sale of the First Step Transferred Property from the Seller to the Purchaser so that the beneficial interest in and title to the Receivables and the other related First Step Transferred Property shall not be part of the Seller’s estate in the event of the filing of a petition for insolvency, receivership or conservatorship by or against the Seller or placement into receivership or conservatorship of the Seller under any relevant bankruptcy, insolvency, receivership or conservatorship law.
The foregoing transfer and assignment of the First Step Transferred Property contemplated by the Receivables Purchase Agreement and this First Step Receivables Assignment does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller, the Servicer or any other Person to the Obligors, insurers or any other Person in connection with the Receivables or the other related First Step Transferred Property, including any insurance policies or any agreement or instrument relating to any of them.
THIS FIRST STEP RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).
This First Step Receivables Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.
Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Receivables Purchase Agreement.
CRVNA 2024-P4
Receivables Purchase Agreement
    Ex. A-2

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CRVNA 2024-P4
Receivables Purchase Agreement
    Ex. A-3

IN WITNESS WHEREOF, the undersigned has caused this First Step Receivables Assignment to be duly executed as of the day and year first written above.

CARVANA, LLC
as Seller

By:
Paul Breaux
Vice President, Secretary

CRVNA 2024-P4
Receivables Purchase Agreement
    Ex. A-4

SCHEDULE A TO THE FIRST STEP RECEIVABLES ASSIGNMENT
FIRST STEP SCHEDULE OF RECEIVABLES
The First Step Schedule of Receivables is
on file at the offices of:
1.    The Indenture Trustee
2.    The Servicer
3.    The Seller
4.    The Purchaser
5.    The Issuing Entity
6.    The Grantor Trust

CRVNA 2024-P4
Receivables Purchase Agreement
    Ex. A-5

EXHIBIT B
RECEIVABLES REPRESENTATIONS AND WARRANTIES
The Seller makes the following representations and warranties as to each Receivable:
(a)    Characteristics of Receivables. As of the Cutoff Date (or such other date as may be specifically set forth below), such Receivable:
(1)    was originated by the Seller in the United States of America for the retail sale of a Financed Vehicle;
(2)    was executed or electronically authenticated by the parties thereto;
(3)    contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the Financed Vehicle;
(4)    provided, at origination, for level scheduled monthly payments that fully amortize the amount financed over the original term (except that the first or last payment may be smaller or greater than the level payments);
(5)    is secured by a Financed Vehicle that has not been repossessed;
(6)    is a Simple Interest Receivable;
(7)    as of the Cutoff Date, was not considered a Delinquent Receivable for more than 30 days;
(8)    has an original term of not greater than 84 monthly payments;
(9)    has a Deal Score equal to or greater than 50 at the time of origination;
(10)    with respect to a Receivable where one or more Obligor has a FICO score, has an Obligor with a FICO score equal to or greater than 500 at the time of origination; and
(11)    has a fixed Annual Percentage Rate of not more than 28%.
(b)    Compliance with Law. Such Receivable complied at the time it was originated in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the Cutoff Date or (ii) would not render such Receivable unenforceable or create liability for the Purchaser or the Issuing Entity, as assignee of such Receivable.
Ex. B-1
CRVNA 2024-P4
Receivables Purchase Agreement

(c)    Binding Obligation. Such Receivable constitutes the legal, valid and binding obligation of the related Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, affecting the enforcement of creditors’ rights generally, any state or federal consumer protection laws or regulations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and (ii) as such Receivable may be modified by the application of the Servicemembers Civil Relief Act, as amended, or other similar federal or state law to the extent applicable to the related Obligor.
(d)    No Government Obligor. Such Receivable is not due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.
(e)    Security Interest in Financed Vehicle. As of the Closing Date, is secured by a first priority perfected security interest in favor of the Seller in the related Financed Vehicle, or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in favor of the Seller in the Financed Vehicle, which security interest has been validly assigned by the Seller to the Purchaser.
(f)    Receivables in Force. The Receivable has not been satisfied, subordinated or rescinded, nor do the records of the Servicer indicate that the related Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part.
(g)    No Defenses. The records of the Servicer do not reflect any material fact which have not been remediated or cured which would constitute a basis for any right of recession, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.
(h)    No Waiver. The records of the Servicer did not disclose that any provision of the related Contract has been waived, amended or rewritten nor have any amounts due and owing thereunder deferred or waived (except waivers, amendments, rewrites, deferrals or waivers in accordance with the Customary Servicing Practices as disclosed in the records of the Servicer).
(i)    Insurance. The Receivable requires that the Obligor thereunder obtain physical damage insurance covering the related Financed Vehicle.
(j)    No Bankruptcies. The records of the Servicer did not reflect that the related Obligor on such Receivable being currently the subject of a verified bankruptcy proceeding.
(k)    Chattel Paper. Such Receivable constitutes any of “chattel paper,” an “account,” an “instrument” or a “general intangible” as defined in the UCC.
Ex. B-2
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(l)    One Authoritative Copy or Original. Such Receivable is evidenced by a single Authoritative Copy.
(m)    Prepayment. Such Receivable provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on such Receivable’s Annual Percentage Rate.
(n)    Origination Date. The Receivable was originated at least eight days prior to the Cutoff Date.

APPENDIX A
PART I - DEFINITIONS
“AAA” means the American Arbitration Association.
“AAA Rules” means the AAA’s Commercial Arbitration Rules and Mediation Procedures in effect as of the date of the commencement of the ADR Proceeding.
“Account Holder” means a bank or trust company that is an Eligible Institution that holds one or more of the Designated Accounts.
“Acknowledgment and Agreement” means that certain Acknowledgement and Agreement to the Master Agency Agreement, dated as of the Closing Date.
“Act” has the meaning specified in Section 11.3 of the Indenture.
“Actual Loss Amount” means, with respect to an Indemnified Receivable:
(a)    if the Servicer has extended the date for final payment by the Obligor of such Receivable beyond the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, then an amount equal to the outstanding Principal Balance as of the fifth Business Day preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the fifth Business Day preceding the latest Final Scheduled Distribution Date;
(b)    if the Servicer has reduced the APR with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to the amount of the anticipated aggregate reduction in interest payments attributable to reduction of the APR over the term of such Receivable, and the related “Actual Loss Calculation Date” shall be the last day of the Collection Period during which the Servicer made such reduction;
(c)    if the Servicer has reduced the APR with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to the greater of (i) zero and (ii) the excess of the Indemnified Receivable Amount for such
Ex. B-3
CRVNA 2024-P4
Receivables Purchase Agreement

Receivable over the sum of all Collections (including Liquidation Proceeds and Actual Loss Amounts previously paid by the Servicer with respect to such Receivable) received on such Receivable from and after the last day of the Collection Period ending immediately prior to the date of such reduction by the Servicer through the earliest date that (1) such Receivable is paid in full, (2) all related Liquidation Proceeds expected to be received, if any, are received and (3) the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the last day of the earliest Collection Period during which such Receivable is paid in full, all related Liquidation Proceeds expected to be received, if any, are received and the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date;
(d)    if the Servicer has reduced the Principal Balance with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to such reduction, and the related “Actual Loss Calculation Date” shall be the last day of the Collection Period during which the Servicer made such reduction;
(e)    if the Servicer has reduced the Principal Balance with respect to such Receivable other than as permitted by Section 2.2 of the Servicing Agreement, then an amount equal to the greater of (i) zero and (ii) the excess of the Indemnified Receivable Amount for such Receivable over the sum of all Collections (including Liquidation Proceeds and Actual Loss Amounts previously paid by the Servicer with respect to such Receivable) received on such Receivable from and after the last day of the Collection Period ending immediately prior to the date of such reduction by the Servicer through the earliest date that (1) such Receivable is paid in full, (2) all related Liquidation Proceeds expected to be received, if any, are received and (3) the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the last day of the earliest Collection Period during which such Receivable is paid in full, all related Liquidation Proceeds expected to be received, if any, are received and the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date; and
(f)    if the Servicer has breached Section 2.5 of the Servicing Agreement with respect to such Receivable and such breach materially and adversely affects the interests of the Grantor Trust, the Issuing Entity, the Certificateholders, the Indenture Trustee or the Noteholders, then an amount equal to the greater of (i) zero and (ii) the excess of the Indemnified Receivable Amount for such Receivable over the sum of all Collections (including Liquidation Proceeds and Actual Loss Amounts previously paid by the Servicer with respect to such Receivable) received on such Receivable from and after the last day of the Collection Period ending immediately prior to the date of such breach by the Servicer through the earliest date that (1) such Receivable is paid in full, (2) all related Liquidation Proceeds expected to be received, if any, are received and (3) the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date, and the related “Actual Loss Calculation Date” shall be the last day of the earliest Collection Period during which such Receivable is paid in full, all related

Liquidation Proceeds expected to be received, if any, are received and the last day of the Collection Period immediately preceding the latest Final Scheduled Distribution Date.
“Actual Loss Calculation Date” means with respect to any Indemnified Receivable shall have the applicable meaning set forth in the definition of Actual Loss Amount.
“Administration Agreement” means that certain Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuing Entity, the Grantor Trust and the Indenture Trustee.
“Administrator” means Carvana, LLC, an Arizona limited liability company, or any successor thereto in such capacity.
“ADR Proceeding” has the meaning specified in Section 3.2(a) of the Receivables Purchase Agreement.
“Advisors” means accountants, attorneys, consultants, advisors and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.
“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agency Office” has the meaning specified in Section 3.2 of the Indenture.
“Aggregate Class A Interest Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the aggregate of the Note Class Interest Distributable Amount for each Class of the Class A Notes for such Distribution Date and (ii) the Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date.
“Aggregate Class B Interest Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class B Notes for such Distribution Date and (ii) the Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date.
“Aggregate Class C Interest Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class C Notes for such Distribution Date and (ii) the Class C Interest Carryover Shortfall as of the close of the preceding Distribution Date.
“Aggregate Class D Interest Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class D

Notes for such Distribution Date and (ii) the Class D Interest Carryover Shortfall as of the close of the preceding Distribution Date.
“Aggregate Class N Interest Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class N Notes for such Distribution Date and (ii) the Class N Interest Carryover Shortfall as of the close of the preceding Distribution Date.
“Aggregate Note Principal Amount” means, with respect to the close of a Distribution Date, the sum of the aggregate Outstanding Amount for all Classes of P&I Notes.
“Aggregate Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the Aggregate Class A Interest Distributable Amount for such Distribution Date, (ii) the Aggregate Class B Interest Distributable Amount for such Distribution Date, (iii) the Aggregate Class C Interest Distributable Amount for such Distribution Date, (iv) the Aggregate Class D Interest Distributable Amount for such Distribution Date, and (v) the Aggregate Class N Interest Distributable Amount for such Distribution Date.
“Aggregate Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the Noteholders’ Regular Principal Distributable Amount for such Distribution Date and (ii) the Aggregate Noteholders’ Priority Principal Distributable Amount for such Distribution Date.
“Aggregate Noteholders’ Priority Principal Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the First Priority Principal Distributable Amount, (ii) the Second Priority Principal Distributable Amount, (iii) the Third Priority Principal Distributable Amount and (iv) the Fourth Priority Principal Distributable Amount, each as of such Distribution Date.
“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act).
“Applicable Law” means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth-in-Lending Act, Regulation Z and Regulation B of the Consumer Financial Protection Bureau, the Securities Act and the Exchange Act), and applicable judgments, decrees, injunctions, writs, orders or line action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.
“Appointment Effective Date” has the meaning specified in Section 2(a) of the Backup Servicing Agreement.

“Approved Exported Contract” means a Contract (i) that is fully executed by the parties through the E-Vault System, (ii) which Authoritative Copy has been electronically transferred to the Vault Partition on the E-Vault System or (iii) which has been Exported by the Collateral Custodian and is held by the Collateral Custodian pursuant to the Collateral Custodian Agreement, together with the document history report prepared by the E-Vault Provider related to such Contract.
“Asset Representations Review” means a review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Delinquent Receivables that have been Delinquent Receivables for more than 60 days as of the last day of the preceding Collection Period to determine whether such Delinquent Receivables satisfy the representations and warranties set forth in Section 3.1(b) of the Receivables Purchase Agreement, each as of the Closing Date or such other date as specified in Section 3.1(b) of the Receivables Purchase Agreement.
“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Closing Date, among the Issuing Entity, the Grantor Trust, the Servicer, the Administrator and the Asset Representations Reviewer.
“Asset Representations Review Notice” means the notice from the Indenture Trustee to the Asset Representations Reviewer, the Issuing Entity, the Administrator and the Servicer pursuant to Section 12.2(d) of the Indenture notifying the Asset Representations Reviewer that the Noteholders have requested an Assets Representations Review.
“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, as Asset Representations Reviewer, and its successors (including any successor Asset Representations Reviewer named under the Asset Representations Review Agreement).
“Authentication Order” has the meaning specified in Section 2.2(d) of the Indenture.
“Authoritative Copy” means, with respect to any Electronic Contract, a copy of such Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable, and is marked “original” or has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.
“Authorized Officer” means any officer, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary or corporate trust officer or any other officer performing functions similar to those performed by such officers.
“Available Funds” means, with respect to any Distribution Date, an amount equal to (a) the Collections for the related Collection Period and all proceeds from the sale or other disposition of the Grantor Trust Collateral relating to the exercise by the Servicer (or its designee) of its clean-up call redemption option pursuant to Section 6.1 of the Servicing Agreement but excluding (i) any proceeds received from the sale of a Charged-Off Receivable to a Charged-Off Receivable Purchaser while the Grantor Trust has repurchase obligations to such Charged-Off Receivable Purchaser with respect to such Charged-Off Receivable, (ii)

Supplemental Servicing Fees and (iii) Investment Earnings on any concentration account, the Collection Account, the Reserve Account and the Class N Reserve Account, minus (b) Liquidation Expenses for that Distribution Date and the related Collection Period.
“Backup Servicer” means Vervent Inc., or its successor and assigns under the Backup Servicing Agreement.
“Backup Servicing Agreement” means that certain Backup Servicing Agreement, dated as of the Closing Date, among the Backup Servicer, the Servicer, the Grantor Trust and the Issuing Entity.
“Backup Servicing Fee” means the fee payable by the Issuing Entity to the Backup Servicer in the amount of $2,750 per month plus reasonable expenses as set forth in the Backup Servicing Agreement, or, in the case of the initial Distribution Date, in the amount of $2,750 plus reasonable expenses as set forth in the Backup Servicing Agreement.
“Bankruptcy Code” means The United States Bankruptcy Code (Title 11 of the United States Code).
“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Benefit Plan Investor” means any of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, or (iii) any entity or account whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or account.
“Bid Percentage” means 40% for Charged-Off Receivables for which the related Obligor is subject to a bankruptcy proceeding and for which the underlying vehicle has not yet been repossessed, sold, or declared a total loss; 1% for Charged-Off Receivables for which the underlying vehicle has been repossessed, sold and for which Liquidation Proceeds have been received; 80% for all other Charged-Off Receivables.

“Book-Entry Certificates” means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.2 of the Trust Agreement.
“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions are not required or authorized to be closed in Wilmington, Delaware, New York, New York, St. Paul, Minnesota, the State of Arizona or the State in which the executive offices of the Servicer is located; provided that, when used in the context of a Distribution Date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.
“Carvana Group Notes” means the Notes held by the Depositor or an Affiliate of the Depositor.
“Carvana Headquarters” means 300 E. Rio Salado Parkway, Bldg. 1, Tempe, Arizona 85281.
“Certificate” means a certificate executed by the Issuing Entity and authenticated by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.
“Certificate Depository” means the depository from time to time selected by the Administrator on behalf of the Issuing Entity in whose name the Book-Entry Certificates are registered while Book-Entry Certificates are outstanding. Unless otherwise directed by the Administrator, the first Certificate Depository upon the issuance of Book-Entry Certificates shall be Cede & Co., the nominee of the initial Clearing Agency.
“Certificate Depository Agreement” means the letter, dated on or before Closing Date, by the Issuing Entity to The Depository Trust Company, as the initial Clearing Agency relating to the Book-Entry Certificates, as the same may be amended and supplemented from time to time.
“Certificate Distribution Account” means the account, if applicable, designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.
“Certificate of Title” means, with respect to a Financed Vehicle, (i) the original certificate of title relating thereto, or copies of correspondence to the applicable Registrar of Titles, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the applicable Registrar of Titles issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), either notification of an electronic recordation, by either a Title Intermediary or the applicable Registrar of Titles, or the original lien entry letter or form or copies of correspondence to such applicable Registrar of Titles, and all enclosures thereto, for issuance of the original lien entry letter or form, which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the Servicer (or any subservicer, identified in writing to the Collateral Custodian by the Servicer) or Administrator as secured party.
“Certificate of Trust” means the certificate of trust of the Issuing Entity filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Act.
“Certificate Owner” means the owner of an interest in a Certificate.
“Certificate Private Placement Memorandum” means the Certificate Confidential Private Placement Memorandum of the Issuing Entity, dated as of December 10, 2024.
“Certificate Register” means the register of Certificates specified in Section 3.4 of the Trust Agreement.
“Certificate Registrar” means the registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.
“Certificateholders” means any Holder of a Certificate.
“Charged-Off Receivable” means a Receivable which has been charged-off by the Servicer at the earlier of (a) the date on which the Servicer has repossessed and liquidated the Financed Vehicle, (b) the end of the calendar month in which more than 10% of a scheduled payment is 120 days or more past due from the scheduled due date for such payment or (c) the date on which the Servicer has charged-off in full the related Principal Balance or has determined that such Principal Balance should be charged-off in full on the servicing records of the Servicer in accordance with its Customary Servicing Practices.
“Charged-Off Receivable Purchaser” means a purchaser of a Charged-Off Receivable as contemplated by Section 2.3 of the Servicing Agreement.
“Charged-Off Receivable Schedule” means the schedule describing the Charged-Off Receivables being sold to a Charged-Off Receivable Purchaser, including the computer disk or tape describing such Charged-Off Receivables for collections and due diligence purposes which shall include all relevant information on the Charged-Off Receivables and the related Obligors.
“Class” means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class N Notes or the Class XS Notes.
“Class A Interest Carryover Shortfall” means, with respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class A Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class A Notes pursuant to Section 2.7(b) of the Indenture (or paid to the Class A Notes in respect of interest on such Distribution Date pursuant to Section 2.7(f) of the Indenture).

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
“Class A-1 Notes” means the Class A-1 Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class A-2 Notes” means the Class A-2 Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class A-3 Notes” means the Class A-3 Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class A-4 Notes” means the Class A-4 Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class B Interest Carryover Shortfall” means, with respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class B Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class B Notes pursuant to Section 2.7(b) of the Indenture (or paid to the Class B Notes in respect of interest on such Distribution Date pursuant to Section 2.7(f) of the Indenture).
“Class B Notes” means the Class B Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class C Interest Carryover Shortfall” means, with respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class C Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class C Notes pursuant to Section 2.7(b) of the Indenture (or paid to the Class C Notes in respect of interest on such Distribution Date pursuant to Section 2.7(f) of the Indenture).
“Class C Notes” means the Class C Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class D Interest Carryover Shortfall” means, with respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class D Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class D Notes pursuant to Section 2.7(b) of the Indenture (or paid to the Class D Notes in respect of interest on such Distribution Date pursuant to Section 2.7(f) of the Indenture).
“Class D Notes” means the Class D Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class N Interest Carryover Shortfall” means, with respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class N Interest

Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class N Notes pursuant to Section 2.7(b) of the Indenture (or paid to the Class N Notes in respect of interest on such Distribution Date pursuant to Section 2.7(f) of the Indenture).
“Class N Note Principal Amount” means the Class N note principal amount set forth in Part IV to this Appendix A.
“Class N Notes” means the Class N Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Class N Notes Confidential Offering Memorandum” means the Confidential Offering Memorandum of the Issuing Entity with respect to the Class N Notes, dated as of December 10, 2024.
“Class N Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.
“Class N Reserve Account Draw Amount” means (A) on any distribution date prior to the Final Scheduled Distribution Date for the Class N Notes, the amount, if any, by which the amount due pursuant to Section 2.7(b)(xiv) of the Indenture for such Distribution Date exceeds the Available Funds for such Distribution Date; (B) on the Final Scheduled Distribution Date for the Class N Notes, the difference between Available Funds remaining after payment of clauses (i) through (xvi) of Section 2.7(b) of the Indenture and the Outstanding Amount of the Class N Notes, plus accrued and unpaid interest thereon. If no Class N Notes are Outstanding, any amounts on deposit in the Class N Reserve Account shall be released to the Depositor pursuant Section 8.4(c) of the Indenture.
“Class N Reserve Account Initial Deposit Amount” means an amount equal to at least $1,562,874.36.
“Class N Reserve Account Required Amount” means an amount equal to at least $1,562,874.36.
“Class XS Notes” means the Class XS Notes issued pursuant to the Indenture and described in Part IV to this Appendix A.
“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.
“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
“Closing Date” means December 17, 2024.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.
“Collateral” means the Issuing Entity Collateral and the Grantor Trust Collateral.
“Collateral Custodian” means Computershare Trust Company, National Association, as Collateral Custodian, or another collateral custodian named from time to time in the Collateral Custodian Agreement.
“Collateral Custodian Agreement” means the Collateral Custodian Agreement, dated as of the Closing Date, among the Collateral Custodian, the Servicer, the Issuing Entity, the Grantor Trust, the Indenture Trustee and the Administrator.
“Collateral Custodian Fee” means the fees set forth in the Collateral Custodian Agreement to be paid to the Collateral Custodian.
“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.
“Collection Period” means, with respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs; provided, however, that with respect to the first Distribution Date, the Collection Period will be the period from and including the Cutoff Date to the end of the calendar month preceding such Distribution Date.
“Collections” means all cash collections and other cash proceeds of the Receivables and Collateral, including all payments of principal, Interest Collections, Supplemental Servicing Fees, Liquidation Proceeds, any amounts received in connection with any repurchase of any Receivable by the Seller under the Receivables Purchase Agreement, the Depositor under the Receivables Transfer Agreement, the Issuing Entity under the Receivables Contribution Agreement and any amounts received from the Servicer in connection with any indemnification payments under Section 3.3(a) of the Servicing Agreement for breaches of certain covenants and any funds received by the Issuing Entity, the Depositor or the Servicer from the Receivables and Collateral received during any Collection Period.
“Commission” means the U.S. Securities and Exchange Commission.
“Contract” means any fully-executed retail installment contract, direct purchase money loan or conditional sale contract for a Financed Vehicle under which an extension of credit is made in the ordinary course of business of the Sponsor and which is secured by the related Financed Vehicle.
“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust or material contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Controlling Class” means, (a) so long the aggregate Outstanding Amount of the Class A Notes is greater than zero, the Class A Notes (voting together as a single Class), (b) if the aggregate Outstanding Amount of the Class A Notes has been reduced to zero but the aggregate Outstanding Amount of the Class B Notes is greater than zero, the Class B Notes, (c) if the aggregate Outstanding Amount of the Class A Notes and the Class B Notes has been reduced to zero but the aggregate Outstanding Amount of the Class C Notes is greater than zero, the Class C Notes and (d) if the aggregate Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes has been reduced to zero but the Class D Notes is greater than zero, the Class D Notes. Only after all of the P&I Notes (other than the Class N Notes) are no longer outstanding will the Certificates have any of the rights that the controlling class has. The Class XS Notes and the Class N Notes will never be the Controlling Class.
“Corporate Trust Office” means, with respect to (a) the Indenture Trustee and the Collateral Custodian, the principal office of such entity at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Computershare Corporate Trust – Asset-Backed Administration; and (b) with respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 103 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Corporate Trust Administration or at such other address as the Indenture Trustee, Collateral Custodian or Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositor or the principal corporate trust office of any successor Indenture Trustee, Collateral Custodian or Owner Trustee (the address of which the successor will notify the Noteholders, the Certificateholders and the Depositor).
“Credit Policy” means the credit underwriting policy of the Sponsor, as amended, modified, restated, replaced or otherwise supplemented from time to time.
“CTA” has the meaning assigned to it in Section 2(c)(iv) in the Administration Agreement.
“Customary Servicing Practices” means the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself or others, as such practices may be changed from time to time.
“Cutoff Date” means December 2, 2024.
“Deal Score” means a proprietary scoring model of the Seller for internal and external reporting and portfolio monitoring purposes that produces scores that range from 0 to 100, with higher scores indicating lower expected risk of negative loan performance.
“Debt” means the obligations, expressed in terms of Unpaid Charge-Off Balances as identified in the Charged-Off Receivable Schedule. Nothing in this definition shall be deemed to imply that such debts are not legally enforceable as a result of the expiration of applicable statute of limitations or other enforcement or collection restrictions affecting creditors’ rights generally.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
“Definitive Certificates” means the Certificates issued in the form of definitive certificates pursuant to Section 3.2(a) or Section 3.12 of the Trust Agreement.
“Definitive Notes” means the Notes issued in the form of definitive notes pursuant to Section 2.12 of the Indenture.
“Delinquency Percentage” means for each Distribution Date and the related Collection Period, the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all Delinquent Receivables held by the Issuing Entity that are more than 60 consecutive days delinquent to (ii) the aggregate Principal Balance of the Receivables, in each case, as of the last day of the related Collection Period.
“Delinquency Trigger” means, with respect to each Collection Period set forth below, a “Delinquency Trigger” shall occur in the event the Delinquency Percentage is greater than or equal to the Delinquency Trigger set forth below:

Collection Period	Delinquency Trigger
1-12	2.20%
13-24	2.75%
25-36	3.85%
37-48	4.95%
49 and thereafter	6.50%
“Delinquent Receivable” means a Receivable with respect to which payment in excess of 10% of a Scheduled Payment has not been received by the payment due date as of the end of the monthly period.
“Deliver” means, (a) with respect to a document in a Receivable File other than an Electronic Contract or an electronic Certificate of Title, to deliver physical possession of such Tangible Contract or other document via reputable overnight delivery service, (b) with respect to an Electronic Contract, to direct the transfer such Electronic Contract to the Vault Partition and (c) with respect to electronic Certificates of Title, to cause the applicable Title Intermediary to provide the Collateral Custodian with full electronic access to view such electronic Certificates of Title on the records of the Title Intermediary. The terms “Delivery” and “Delivered” shall have corollary meanings.
“Depositor” means Carvana Receivables Depositor LLC, a Delaware limited liability company, and its successors and assigns.
“Depository Account” means those “depository” accounts initially established and maintained by the Servicer or an Affiliate thereof pursuant to Section 3.1 of the Servicing

Agreement and the Master Agency Agreement, or any successor accounts in the name of and maintained by the Servicer, its Affiliate or any Successor Servicer.
“Depository Account Bank” means the national banking association or other depository institution at which a Depository Account is maintained.
“Designated Account Property” means the Designated Accounts, all cash, investments, Financial Assets, securities and investment property held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities or otherwise), including the Reserve Account Initial Deposit and the Class N Reserve Account Initial Deposit, and all proceeds of the foregoing but excluding all Investment Earnings thereon.
“Designated Accounts” means, collectively, the Collection Account, the Note Distribution Account, the Reserve Account and the Class N Reserve Account.
“Determination Date” means the second (2nd) Business Day prior to any Distribution Date.
“Distribution Date” means the 10th day of each month (where the Issuing Entity will pay interest and principal on the P&I Notes), or, if such day is not a Business Day, the next Business Day, starting on January 10, 2025.
“Document Receipt” means the Document Receipt substantially in the form attached hereto as Exhibit B to the Collateral Custodian Agreement executed by the Collateral Custodian and delivered to the Administrator, the Indenture Trustee and the Servicer.
“E-Vault Access Agreement” means the agreement between Computershare Trust Company, National Association and the E-Vault Provider governing the access of the Collateral Custodian to the E-Vault System and the maintenance of the Vault Partition, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“E-Vault Provider” means eOriginal, Inc.
“E-Vault System” means the “eOriginal, Inc. Authoritative Copy System” maintained by the E-Vault Provider.
“Electronic Contract” means a Contract that constitutes “electronic chattel paper” (or “chattel paper” evidenced by authoritative electronic record) under and as defined in Section 9-102(a)(31) of the UCC.
“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Owner Trustee or Grantor Trust Trustee, or another method or system specified by the Owner Trustee or Grantor Trust Trustee as available for use in connection with its services in the Trust Agreement or Grantor Trust Agreement.

“Eligible Deposit Account” means either (a) a segregated trust account established with an Eligible Institution or (b) a segregated deposit account established with an Eligible Institution.
“Eligible Institution” means either (a) the corporate trust department of the Indenture Trustee, the Grantor Trust Trustee or the Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) which has either (A) a long-term issuer credit rating of (x) “BBB” or better by S&P Global Ratings and “A2” or better by Moody’s, or (y) such other rating that is acceptable to each Rating Agency or (B) a short-term issuer credit rating or certificate of deposit rating of (x) “A-1” by S&P Global Ratings and “P-1” by Moody’s, or (y) such other rating that is acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.
“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
(i)    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;
(ii)    demand deposits, time deposits or certificates of deposit of any depository institution or trust company; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company; provided that such Person has a credit rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby) thereof shall have a credit rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby;
(iii)    commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby;
(iv)    investments in money market funds having a rating from each of the applicable Rating Agencies in the highest investment grade category or money market or common trust funds having a rating from each of the applicable Rating Agencies in the highest investment grade category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);
(v)    bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi)    repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (ii) or (ii) a depository institution or trust company (A) the deposits of which are insured by FDIC or (B) the counterparty for which has a rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which is required to be liquidated immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); and
(vii)    commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment grade category for short-term unsecured debt obligations;
in each case, maturing or if such Eligible Investment does not mature, being liquidated not later than the Business Day immediately preceding the next Distribution Date. If Moody’s is rating the Notes but has failed to provide a rating for a specified investment, then an equivalent required deposit rating may be obtained from another nationally recognized rating agency. Any such Eligible Investments may be purchased by or through the Indenture Trustee or its Affiliates.
“Entitlement Holder” has the meaning given such term in Section 8-102(a)(7) of the New York UCC.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Event of Default” means an event described in Section 5.1 of the Indenture.
“Excess Servicing Strip Amount” means, with respect to any Distribution Date, an amount equal to the Servicing Strip Amount less the Servicing Fee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exported” means, with respect to a Contract, shall mean the Collateral Custodian has decommissioned the related electronic chattel paper and the Authoritative Copy of such Contract is printed out pursuant to a “Paper Out”™ within the meaning specified in the System Description. “Export” and “Exporting” shall have corollary meanings.
“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version thereof) and any current or future regulations or official interpretations thereof.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.
“FDIC” means the Federal Deposit Insurance Corporation or any successor agency.
“Final Scheduled Distribution Date” means, with respect to a Class of Notes, the Distribution Date in the month and year set forth in Part IV to this Appendix A. The Class XS Notes do not have a Final Scheduled Distribution Date.
“Financed Vehicle” means, with respect to a Receivable, any used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessions thereto, securing the related Obligor’s indebtedness thereunder.
“Financial Asset” has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the Entitlement Holder holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.
“Financial Parties” means, collectively, the Noteholders and the Certificateholders.
“First Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Class A Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period; provided, however, that the First Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for any Class of Class A Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the Outstanding Amount of the Class A Notes of such Class as of the day preceding such Distribution Date.
“First Step Receivables Assignment” has the meaning specified in Section 2.1 of the Receivables Purchase Agreement.
“First Step Transferred Property” has the meaning specified in Section 2.1 of the Receivables Purchase Agreement.
“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal Proceedings pending against such Person or of which any property of such Person is then subject, or (b) any Proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.
“Formation Documents” means, (a) with respect to the Issuing Entity, the Certificate of Trust and the Trust Agreement, (b) with respect to the Grantor Trust, the Grantor Trust Certificate of Trust and the Grantor Trust Agreement, and (c) with respect to the Depositor, the certificate of formation of the Depositor filed in Delaware, dated as of January 4, 2019 and the amended and restated limited liability company agreement of the Depositor, dated as of March 27, 2019, made by the Sponsor, as member.
“Forward Commitment Transfer” means any agreement creating a commitment by the Grantor Trust or the Issuing Entity to sell Charged-Off Receivables from time to time in the future to a Charged-Off Receivable Purchaser.
“Fourth Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (a) the excess, if any, of (i) the Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period, and (b) the sum of (i) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date, (ii) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date, and (iii) the Third Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Fourth Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class D Notes shall equal the greater of (A) the amount otherwise calculated pursuant to this definition and (B) the Outstanding Amount of the Class D Notes as of the day preceding such Distribution Date.
“GLB Act” means the Gramm-Leach-Bliley Act, 15 U.S.C. Section 6801 et seq.
“Global Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.
“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.
“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Grantor Trust” means Carvana Auto Receivables Grantor Trust 2024-P4, a statutory trust formed under the laws of the State of Delaware.
“Grantor Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Issuing Entity and BNY Mellon Trust of Delaware, as the Grantor Trust Trustee, Grantor Trust Certificate Registrar and Grantor Trust Paying Agent.
“Grantor Trust Certificate” means the Grantor Trust Certificate executed by the Grantor Trust and authenticated by the Grantor Trust Trustee in substantially the form set forth in Exhibit A to the Grantor Trust Agreement and evidencing a 100% undivided beneficial interest in the Grantor Trust.
“Grantor Trust Certificate of Trust” means the certificate of trust of the Grantor Trust filed for the Grantor Trust pursuant to Section 3810(a) of the Statutory Trust Act.
“Grantor Trust Certificate Register” means the register of Grantor Trust Certificates specified in Section 3.4(a) of the Grantor Trust Agreement.
“Grantor Trust Certificate Registrar” means the registrar at any time of the Grantor Trust Certificate Register, appointed pursuant to Section 3.4(a) of the Grantor Trust Agreement.
“Grantor Trust Certificateholder” means the Holder of a Grantor Trust Certificate.
“Grantor Trust Collateral” has the meaning specified in the Granting Clause of the Indenture.
“Grantor Trust Paying Agent” means, with respect to the Grantor Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Grantor Trust Agreement.
“Grantor Trust Trustee” means BNY Mellon Trust of Delaware, acting not in its individual capacity, but solely as trustee for the Grantor Trust.
“Holder” means the Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.
“Indemnified Receivable” means a Receivable for which the Servicer is obligated to indemnify for an Actual Loss Amount pursuant to Section 2.6 of the Servicing Agreement.
“Indemnified Receivable Amount” means, with respect to any Receivable that has become an Indemnified Receivable, the Principal Balance and accrued interest as of the last day of the Collection Period immediately preceding the Collection Period during which such Receivable first became an Indemnified Receivable.
“Indenture” means the Indenture, dated as of the Closing Date, among the Issuing Entity, the Grantor Trust and the Indenture Trustee.

“Indenture Trustee” means Computershare Trust Company, National Association, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.
“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions but may provide services to the Issuing Entity, the Depositor or any Affiliate.
“Independent Accountant” means PricewaterhouseCoopers LLC, or any successor independent accountant appointed by the Administrator in its sole discretion under the Administration Agreement.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Order and approved by the Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.
“Indirect Participant” means a securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.
“Initial Pool Balance” means, as of the Closing Date, $625,149,742.61.
“Initial Servicer” means Bridgecrest Credit Company, LLC.
“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insurance Policy” means, with respect to any Receivable, (a) an insurance policy covering physical damage to or loss of the related Financed Vehicle or (b) any lender’s single interest, credit life, disability, hospitalization and similar insurance policies with respect to the related Obligor.
“Insurance Proceeds” means any amounts payable or any payments made under any Insurance Policy.

“Interest Collections” means all amounts received in respect of any interest, or other similar charges on a Receivable (excluding late fees, extension fees, insufficient funds fees and other administrative fees and expenses), from or on behalf of Obligors that are to be deposited into the Collection Account.
“Interest Rate” means, with respect to each Class of P&I Notes, the per annum rate set forth in Part IV to this Appendix A. The Class XS Notes do not have an Interest Rate.
“Investment Earnings” means investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses. The Servicer is entitled to receive all Investment Earnings on the funds in its concentration accounts prior to remittance of the Collections to the Collection Account. The Depositor is entitled to receive all Investment Earnings on the funds in the Collection Account, the Reserve Account and the Class N Reserve Account.
“Investment Fund” means Goldman Sachs Financial Square Government Fund for so long as Goldman Sachs Financial Square Government Fund is an Eligible Investment.  If Goldman Sachs Financial Square Government Fund ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall second be held in Allspring Government Money Market Fund for so long as Allspring Government Money Market Fund is an Eligible Investment.  If Allspring Government Money Market Fund ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall third be held in Allspring Treasury Plus Money Market Fund for so long as Allspring Treasury Plus Money Market Fund is an Eligible Investment.  If Allspring Treasury Plus Money Market Fund ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall be invested at the written direction of the Administrator in a money market mutual fund that is an Eligible Investment and has a principal investment strategy and an investment objective that are each substantially identical to Goldman Sachs Financial Square Government Fund. The Administrator shall deliver written instructions to the Indenture Trustee with respect to any change to be made in connection with the Investment Funds in which the funds are to be invested.
“Issuing Entity” means Carvana Auto Receivables Trust 2024-P4, a Delaware statutory trust created by the Certificate of Trust and described in the Trust Agreement.
“Issuing Entity Collateral” has the meaning specified in the Granting Clause of the Indenture.
“Issuing Entity Order” means a written order signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.
“Issuing Entity Request” means a written request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lien” means any mortgage, lien, pledge, charge, adverse claim, security interest or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach by operation of law.
“Liquidation Expenses” mean, for any Charged-Off Receivable and the related Financed Vehicle, the reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection, repossession, enforcement, disposition and liquidation of a Receivable.
“Liquidation Proceeds” means, for any Collection Period and any Charged-Off Receivable, the amount (which shall not be less than zero) received by the Servicer and deposited into the Collection Account after a Receivable becomes a Charged-Off Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of the related Financed Vehicle, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable under the related Receivable, receipt of Insurance Proceeds or otherwise, net of Liquidation Expenses and any amounts required by law to be remitted to the related Obligor.
“Majority Certificateholders” means Holders of the Certificates that represent in the aggregate more than 50% of the Voting Interests.
“Master Agency Agreement” means the Amended and Restated Master Depository Accounts and Post Office Boxes and Agency Agreement, dated as of December 16, 2005, among Bridgecrest Credit Company, LLC, Bridgecrest Acceptance Corporation, DriveTime Car Sales, Inc., The Royal Bank of Scotland (successor-in-interest to Greenwich Capital Financial Products, Inc.), Computershare Trust Company, National Association (as successor in interest to Wells Fargo Bank, National Association), Wilmington Trust Company, in its capacity of owner trustee of certain “Current Trusts” identified therein, and such other persons or entities that became a party to the Agreement pursuant to the terms thereof pursuant to any applicable acknowledgment and agreement, as amended by that Amendment No. 1 to Amended and Restated Master Depository Accounts and Post Office Boxes and Agency Agreement dated as of March 14, 2018 and as further amended, restated, modified or supplemented from time to time.
“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or properties of such Person, (b) the validity or enforceability against such Person of any Transaction Document, (c)  the ability of such Person to perform its obligations under any Transaction Document to which it is a party or (d)  the rights and remedies, taken as a whole, of the Indenture Trustee under any Transaction Document.
“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.
“New York UCC” means the UCC in effect on the Closing Date in the State of New York and as may be amended from time to time.

“Note Class Interest Distributable Amount” means, with respect to any Class of P&I Notes and any Distribution Date, the product of (a) the Outstanding Amount of such Class of P&I Notes as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding Amount of such Class of Notes on the Closing Date) and (b)(i) in the case of the P&I Notes, other than the Class A-1 Notes, one-twelfth of the Interest Rate for such Class (or, in the case of the first Distribution Date, as set forth in Part IV to this Appendix A) and (ii) in the case of the Class A-1 Notes, the product of the Interest Rate for such Class of Notes for such Distribution Date and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), to but excluding that Distribution Date and the denominator of which is 360.
“Note Depository” means the depository from time to time selected by the Indenture Trustee on behalf of the Issuing Entity in whose name the Notes are registered prior to the issue of Definitive Notes. The first Note Depository shall be Cede & Co., the nominee of the initial Clearing Agency.
“Note Depository Agreement” means the letter, dated on or prior to the Closing Date, by the Issuing Entity to The Depository Trust Company, as the initial Clearing Agency relating to the Notes.
“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.
“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).
“Note Register” means, with respect to any Class of Notes, the register of such Notes specified in Section 2.4 of the Indenture.
“Note Registrar” means the registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.
“Noteholder FATCA Information” means, with respect to any Noteholder or Note Owner, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.
“Noteholder Tax Identification Information” means, with respect to any Noteholder or Note Owner, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Noteholders” means Holders of record of the Notes pursuant to the Indenture and, with respect to any Class of Notes, holders of record of such Class of Notes pursuant to the Indenture.
“Noteholders’ Regular Principal Distributable Amount” means, with respect to the P&I Notes (other than the Class N Notes), for any Distribution Date, the lesser of:
(i)    the Aggregate Note Principal Amount (other than the Class N Notes) as of the close of the immediately preceding Distribution Date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such Distribution Date; and
(ii)    the remainder, if any, of:
(A)    the excess of the (A) sum of the Aggregate Note Principal Amount (other than the Class N Notes) as of the day preceding such Distribution Date and the Overcollateralization Target Amount for such Distribution Date over (B) the Pool Balance as of the close of business on the last day of the related Collection Period, minus
(B)    the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such Distribution Date.
“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class N Notes and the Class XS Notes.
“Obligor” means each Person obligated to make payments on or pursuant to a Contract, including any guarantor thereof.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by any officer of such Person.
“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Depositor, the Administrator or the Servicer, and who is reasonably acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.
“Optional Purchase Balance” means the product of (a) the Initial Pool Balance; and (b) 2%.
“Optional Purchase Date” means the date on which the Servicer exercises its optional purchase right pursuant to Section 6.1 of the Servicing Agreement.
“Outstanding” means, with respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i)    Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(ii)    Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee, has been made; and
(iii)    Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;
provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes or of the Controlling Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes both legally and beneficially owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.
“Outstanding Amount” means the aggregate principal amount of all P&I Notes, or a Class of P&I Notes, as applicable, Outstanding at the date of determination.
“Overcollateralization Target Amount” means, as of any Distribution Date, an amount (expressed as a dollar value) equal to 0.20% of the Initial Pool Balance.
“Owner of Record” has the meaning specified in the System Description.
“Owner Trust Estate” means all right, title and interest of the Issuing Entity in and to any and all assets, including the property and rights assigned to the Issuing Entity pursuant to the Receivables Transfer Agreement.
“Owner Trustee” means BNY Mellon Trust of Delaware, acting not in its individual capacity, but solely as trustee for the Issuing Entity.
“P&I Notes” means the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class N Notes.

“Party” means, with respect to each Transaction Document, each Person that is a party to such Transaction Document, and its permitted successors and assigns.
“Paying Agent” means, with respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Collection Account, the Reserve Account, the Class N Reserve Account and the Note Distribution Account, including payment of principal of or interest on the P&I Notes on behalf of the Issuing Entity. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that is authorized by the Owner Trustee to make distributions from the Certificate Distribution Account on behalf of the Issuing Entity. The initial Paying Agent under the Trust Agreement shall be Computershare Trust Company, National Association.
“Percentage Interest” means, with respect to a Certificate, the individual percentage interest of such Certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuing Entity beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.
“Permitted Liens” means any of (a) Liens created pursuant to this Agreement or any other Transaction Document, (b) with respect to each Designated Account, a Lien in favor of the Indenture Trustee, as applicable, (c) tax liens, mechanics’ liens and other Liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor or (d) the Lien noted on the Certificate of Title related to a Financed Vehicle in favor of the Servicer, a Subservicer or the Administrator.
“Permitted Modification” has the meaning specified in Section 1.1 of the Servicing Agreement.
“Person” means any legal person, including individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Physical Property” means (a) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the New York UCC and are susceptible of physical delivery and (b) Security Certificates.
“Pool Balance” means, as of the last day of any Collection Period, the sum of the Principal Balances of the Receivables as of such last day; provided, however, that if the Receivables are purchased in connection with a clean-up call option or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to Section 5.4(a) of the Indenture, the Pool Balance shall be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Pool Factor” means, with respect to any Class of P&I Notes and any Distribution Date, an amount expressed to the second decimal place and computed by the Servicer which is equal to the Outstanding Amount for such Class as of the close of such Distribution Date divided by the initial Outstanding Amount for such Class.
“Post-Office Box” means a box at a United States Post Office where a person or business can have mail delivered.
“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“Preliminary Prospectus” means the Preliminary Prospectus of the Issuing Entity, dated as of December 4, 2024.
“Principal Balance” means, with respect to any Receivable as of any date of determination, the outstanding principal balance of such Receivable as of such day; provided that as of the date on which a Receivable becomes a Charged-Off Receivable, the Principal Balance of such Receivable shall be zero.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Prospectus” means the Final Prospectus of the Issuing Entity, dated as of December 10, 2024.
“protected purchaser” has the meaning given such term in Section 8-303 of the applicable UCC, and provided that the requirements of Section 8-405 of the applicable UCC are met.
“Purchase Amount” means, with respect to a Distribution Date and to (a) a Purchased Receivable (other than a Receivable purchased pursuant to Section 6.1 of the Servicing Agreement, which shall be purchased at the price set forth in such section), purchased on or prior to last day of the related Collection Period a payment equal to the Principal Balance and accrued interest as of the last day of the related Collection Period and (b) an Indemnified Receivable, a payment equal to the Actual Loss Amount.
“Purchase Price” means, with respect to a Charged-Off Receivable, the Unpaid Charge-Off Balance set forth in the related Charged-Off Receivable Schedule multiplied by the applicable Bid Percentage.
“Purchased Receivable” means a Receivable purchased or repurchased, as applicable, as of the close of business on the last day of a Collection Period by (a) the Seller pursuant to Section 3.1(d) of the Receivables Purchase Agreement or (b) the Servicer pursuant to Section 6.1 of the Servicing Agreement.

“Purchaser” means Carvana Receivables Depositor LLC, in its capacity as Purchaser under the Receivables Purchase Agreement, and any successor or assignee thereof under the Receivables Purchase Agreement.
“Rating Agencies” means, as of any date, the nationally recognized statistical rating organizations requested by the Depositor to provide ratings on the P&I Notes which are rating the P&I Notes on such date.
“Rating Agency Condition” means, with respect to any action, the condition that (a) each Rating Agency shall have been given at least ten (10) Business Days prior written notice of that action and (b) none of the Sponsor, the Depositor, the Issuing Entity or the Indenture Trustee shall have received notice from any Rating Agency that such action shall result in a downgrade or withdrawal of the then current rating of the P&I Notes then being rated by such Rating Agency. Each entity listed above shall inform the other entities listed above of whether or not it has received notice from the Rating Agencies prior to the taking of the actions at issue.
“Receivable” means a Contract that is included in any Schedule of Receivables and all rights to receive all payments of all amounts due and payable thereunder (excluding amounts comprising Supplemental Servicing Fees) and performance of all other obligations by the Obligor thereunder; provided that once the Indenture Trustee has released its security interest in a Receivable and the related Contract in accordance with the terms of the Indenture, such Receivable shall no longer be a Receivable hereunder.
“Receivable File” means, with respect to each Receivable and the related Contract, the original Contract and the Certificate of Title or evidence that such Certificate of Title has been applied for. For the avoidance of doubt, an Authoritative Copy of an electronic document shall constitute an original.
“Receivables Contribution Agreement” means the Receivables Contribution Agreement, dated as of the Closing Date, between the Issuing Entity and the Grantor Trust.
“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of the Closing Date, between the Sponsor and the Depositor.
“Receivables Purchase Price” means an amount equal to $696,750,441.66.
“Receivables Transfer Agreement” means the Receivables Transfer Agreement, dated as of the Closing Date, between the Depositor and the Issuing Entity.
“Record Date” means, (i) with respect to the Notes and with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date, or if Definitive Notes are issued for any Class of Notes, with respect to such Class of Notes the last day of the preceding Collection Period and (ii) with respect to the Book-Entry Certificates and with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date, or if Definitive Certificates are issued, the last day of the preceding Collection Period.

“Redemption Date” has the meaning specified in Section 10.1 of the Indenture.
“Redemption Price” means, (a) with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class N Notes, the Outstanding Amount of such Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes or Class N Notes, plus accrued and unpaid interest thereon and (b) with respect to the Class XS Notes, any Excess Servicing Strip Amount due and payable as of such date.
“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.
“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57, 184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
“Regulation RR” means Regulation RR, 17 C.F.R. §246.1, et seq.
“Regulation S” means Regulation S under the Securities Act.
“Repurchase Event” has the meaning specified in Section 3.1(d) of the Receivables Purchase Agreement.
“Repurchase Request” means a request to repurchase a Receivable pursuant to Section 3.2 of the Receivables Purchase Agreement.
“Requesting Party” means the party that provided the Repurchase Request pursuant to the Receivables Purchase Agreement.
“Required Legend” means a legend applied by the E-Vault System to every page of a Contract which reads as follows: “Carvana Auto Receivables Grantor Trust 2024-P4, with Computershare Trust Company, National Association, as Indenture Trustee on behalf of the Noteholders, as secured party.”
“Required Payment Amount” means the sum of items (i) through (xi) set forth in Section 2.7(b) of the Indenture.
“Requisite Noteholders” means Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class.
“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.

“Reserve Account Amount” means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account on such Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date, or, in the case of the initial Distribution Date, the Closing Date), excluding all interest and other income (net of losses and investment expenses) earned on such amount during the preceding Collection Period.
“Reserve Account Draw Amount” means, for any Distribution Date, prior to the acceleration of the Notes due to an Event of Default, the lesser of (a) the amount, if any, by which the Required Payment Amount for such Distribution Date exceeds the Available Funds for such Distribution Date and (b) the Reserve Account Amount for such Distribution Date (before giving effect to any deposits to or withdrawals from the Reserve Account on such Distribution Date). For any Distribution Date immediately after the acceleration of the Notes due to an Event of Default, the Reserve Account Amount for such Distribution Date (before giving effect to any withdrawals from the Reserve Account on such Distribution Date).
“Reserve Account Initial Deposit” means an amount equal to $3,125,748.71.
“Reserve Account Property” means (a) the Reserve Account and all proceeds thereof (other than the Investment Earnings thereon) including all cash, investments, investment property and other amounts held from time to time in the Reserve Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities, Financial Assets or otherwise) and (b) the Reserve Account Initial Deposit and all proceeds thereof (other than the Investment Earnings thereon).
“Responsible Officer” means, with respect to (a) the Indenture Trustee or the Collateral Custodian, any officer within the corporate trust office of the Indenture Trustee or Collateral Custodian, as applicable, with direct responsibility for the administration of the Transaction Documents, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (b) the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person, in each case customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) the Owner Trustee or the Grantor Trust Trustee, any officer within the Corporate Trust Office of the Owner Trustee or the Grantor Trust Trustee with direct responsibility for the administration of the Trust Agreement or the Grantor Trust Agreement, as applicable, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Retained Certificates” means the Certificates initially retained by a Person who holds 80% or more of the Certificates or a Person treated as the same Person as such Person for U.S. federal income tax purposes unless and until such Person owns less than 80% of the Certificates.

“Retained Notes” means the Notes initially retained by a Certificateholder who beneficially owns 80% or more of the Certificates or a Person treated as the same Person as such Certificateholder (if any) for U.S. federal income tax purposes unless and until such Person owns less than 80% of the Certificates.
“Review” has the meaning set forth in Section 2.1(c) of the Collateral Custodian Agreement.
“Review Receivable” has the meaning specified in Section 1.02 of the Asset Representations Review Agreement.
“Rule 144A” means Rule 144A under the Securities Act and any successor rule thereto.
“S&P” means S&P Global Ratings, or any successor to the business thereof.
“Schedule of Receivables” means the schedule of Receivables attached to each receivables assignment.
“Scheduled Payment” means, for any Collection Period for any Receivable, each regularly scheduled payment required to be made by the related Obligor in accordance with the terms of the related Contract.
“Second Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (a) the excess, if any, of (i) the Outstanding Amount of the Class A Notes and the Class B Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period, and (b) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Second Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class B Notes shall equal the greater of (A) the amount otherwise calculated pursuant to this definition and (B) the Outstanding Amount of the Class B Notes as of the day preceding such Distribution Date.
“Second Step Receivables Assignment” has the meaning specified in Section 2.1 of the Receivables Transfer Agreement.
“Second Step Transferred Property” has the meaning specified in Section 2.1(a) of the Receivables Transfer Agreement.
“Secured Obligations” means Obligations of the Issuing Entity and the Grantor Trust under the Transaction Documents.
“Secured Parties” means each Noteholder.
“Securities” means the Notes and the Certificates.

“Securities Act” means the Securities Act of 1933, as amended.
“Security Certificate” has the meaning given such term in Section 8-102(a)(16) of the New York UCC.
“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the New York UCC.
“Securityholder” means a Holder of a Note or a Certificate.
“Seller” means Carvana, LLC, in its capacity as Seller under the Receivables Purchase Agreement, and any successor or assignee thereof under the Receivables Purchase Agreement.
“Servicer” means Bridgecrest Credit Company, LLC, in its capacity as servicer pursuant to the Servicing Agreement, or any Successor Servicer.
“Servicer File” means a complete and legible copy (but not the original) of each of the following documents (but only to the extent applicable to such Receivable and held in tangible paper or electronic form by the Servicer):
(i)    all instruments modifying the terms and conditions of the Receivable or the related Contract;
(ii)    the related Contract, the related security agreement and any amendments thereto; provided, however, that the Servicer shall deliver any original amendments to such Contract to the Collateral Custodian immediately following execution thereof;
(iii)    the Certificate of Title with a lien notation or an application therefor (to the extent applicable State law permits or requires the Servicer to hold the Certificate of Title);
(iv)    the Obligor’s retail purchase agreement and an indication of down payment, if applicable;
(v)    any ancillary product contract associated with the Financed Vehicle, but only to the extent that the purchase price of such contract (or any portion thereof) comprises a portion of the amount financed under the related Contract; and
(vi)    such other documents as the Servicer may reasonably determine in order to accomplish its duties under the Servicing Agreement.
“Servicer Termination Event” means any one or more of the following that shall have occurred and be continuing:
(i)    any failure by the Servicer to deposit in the Collection Account any payment required to be so delivered by the Servicer under the terms of the Servicing

Agreement, which failure continues unremedied for five (5) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, from the Majority Certificateholders);
(ii)    any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders, and which continues unremedied for sixty (60) consecutive days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee (acting at the written direction of the Requisite Noteholders (or, if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, from the Majority Certificateholders)), or the Requisite Noteholders (or, if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, from the Majority Certificateholders);
(iii)    any representation or warranty made by the Servicer in the Servicing Agreement or any other Transaction Document will prove to have been incorrect or false in any respect when made which breach materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders, and such breach continues unremedied for sixty (60) consecutive days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee (acting at the written direction of the Requisite Noteholders (or, if no P&I Notes (other than the Class N Notes) are Outstanding, from the Majority Certificateholders)) or the Requisite Noteholders (or, if no P&I Notes (other than the Class N Notes) are Outstanding, from the Majority Certificateholders); and
(iv)    the Servicer suffers a Bankruptcy Event;
provided, that (A) any delay or failure of performance referred to in clause (i) above shall have been caused by force majeure or other similar occurrence, the 5 Business Day grace period referred to in such clause (i) shall be extended for an additional 10 calendar days, (B) if any delay or failure of performance referred to in clauses (ii) or (iii) above shall have been caused by force majeure or other similar occurrence, the 60 day grace period referred to in such clause shall be extended for an additional 30 calendar days, and (C) the Indenture Trustee shall have no obligation to determine the materiality of any breach of the Servicer referred to in clauses (ii) or (iii) above. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (i) or (ii) above has occurred.

“Servicer’s Certificate” means a certificate completed and executed by a Responsible Officer of the Servicer, substantially in the form of Exhibit A to the Servicing Agreement.
“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Issuing Entity, the Grantor Trust, the Backup Servicer, the Indenture Trustee and the Servicer.
“Servicing Assumption Date” has the meaning specified in Section 5.1(b) of the Servicing Agreement.
“Servicing Fee” means, for any Distribution Date, an amount as described in Section 2.7 of the Servicing Agreement.
“Servicing Fee Rate” means the per annum rate as defined in Section 1.1 of the Servicing Agreement.
“Servicing Rate” means the rate as defined in Section 1.1 of the Servicing Agreement.
“Servicing Strip Amount” means, for any Distribution Date, an amount equal to the product of (i) 1.00% of the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Distribution Date, the Initial Pool Balance) times (ii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 30/360).
“Severely Distressed Receivable” has the meaning specified in Section 1.1 of the Servicing Agreement.
“Simple Interest Method” means the method of allocating a fixed level payment on a Simple Interest Receivable to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid Principal Balance applicable to such Receivable multiplied by the period of time elapsed (expressed as a fraction of a calendar year) since the preceding payment of interest was made.
“Simple Interest Receivable” means any Receivable under which the portion of each monthly payment allocable to earned interest and the portion allocable to the Principal Balance is determined in accordance with the Simple Interest Method. For purposes hereof, all payments with respect to a Simple Interest Receivable shall be allocated to principal and interest in accordance with the Simple Interest Method.
“Specified Reserve Account Balance” means an amount equal to $3,125,748.71.
“Sponsor” means Carvana, LLC, an Arizona limited liability company, and its successor and assigns.
“State” means any state of the United States of America or the District of Columbia.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.
“Subservicer” means a subservicer appointed by the Servicer as contemplated by the Servicing Agreement for the servicing and administration of the Receivables.
“Successor Servicer” means any Person appointed (and who accepts such appointment) to succeed the Servicer in the performance of the duties and obligations of the Servicer under the Servicing Agreement.
“Successor Servicing Fee Rate (Backup Servicer)” means the per annum rate as specified in Section 1.1 of the Servicing Agreement.
“Supplemental Servicing Fees” means, with respect to a Distribution Date, all late fees, insufficient funds fees and other administrative fees and expenses or similar charges allowed by Applicable Law with respect to Receivables, collected (from whatever source) on the Receivables.
“System Description” means the written description of the E-Vault Provider’s e-contract system attached to the Collateral Custodian Agreement as Schedule I.
“Tangible Contract” means a Contract that constitutes “tangible chattel paper” under and as defined in Section 9-102(a)(79) of the UCC.
“Temporary Notes” means the Notes specified in Section 2.3 of the Indenture.
“Third Party Bill Payment Service” means any provider of payment or processing services or other platform that the Servicer uses in accordance with its Customary Servicing Practices (including electronic and web-based payment processing systems and services) to facilitate payments by Obligors.
“Third Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (a) the excess, if any, of (i) the Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period, and (b) the sum of (i) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date and (ii) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Third Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class C Notes shall equal the greater of (A) the amount otherwise calculated pursuant to this definition and (B) the Outstanding Amount of the Class C Notes as of the day preceding such Distribution Date.

“Third Step Receivables Assignment” has the meaning specified in Section 2.1(b) of the Receivables Contribution Agreement.
“Third Step Transferred Property” has the meaning specified in Section 2.1(a) of the Receivables Contribution Agreement.
“Title Intermediary” means Dealertrack, its affiliate VINTek or another title administration service provider approved in writing by the Issuing Entity or the Administrator.
“Title Lien Nominee” means Carvana, LLC (or any other name provided by the Sponsor).
“Transaction Documents” means the Receivables Purchase Agreement, the Receivables Transfer Agreement, the Receivables Contribution Agreement, the Indenture, the Trust Agreement, the Grantor Trust Agreement, the Administration Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Collateral Custodian Agreement, the Asset Representation Review Agreement and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.
“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee and acknowledged by the Certificate Registrar and the Paying Agent.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force as of the Closing Date, unless otherwise specifically provided.
“U.S.” or “United States” means the United States of America.
“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.
“Unaffiliated Certificateholder” means any Certificateholder other than the Depositor or an Affiliate of the Depositor.
“Unaffiliated Grantor Trust Certificateholder” means any Grantor Trust Certificateholder other than the Depositor or an Affiliate of the Depositor.
“Uncertificated Security” has the meaning given such term in Section 8-102(a)(18) of the New York UCC.
“Undertaking Letter” means the letter substantially in the form set forth in Exhibit B of the Trust Agreement.

“Unenforceable Receivable” means a Debt that is or may be legally unenforceable or uncollectible for any of the following reasons: (i) any Obligor has been released of liability for their respective Debt by a court of competent jurisdiction or by Servicer (including the filing of a Form 1099-C); (ii) any Obligor has been discharged in bankruptcy without any reaffirmation of the Debt by the Obligor; (iii) any Obligor is deceased; (iv) any Obligor has filed for protection under the United States Bankruptcy Code; (v) the Debt was created by an act of fraud, forgery or identity theft; (vi) the Receivable is the subject of, or an Obligor has filed, a pending lawsuit or other judicial, quasi-judicial or administrative proceeding regarding the Receivable; (vii) an unresolved written dispute relating to the validity or enforceability of an Receivable that was received by Servicer; (viii) the Receivable has been fully satisfied by means of a settlement or compromise arrangement between Obligor and Servicer or its agent; or (ix) the Receivable is a duplicate record of another Receivable sold in a Forward Commitment Transfer.
“Unpaid Charge-Off Balance” means, as to any Charged-Off Receivable, at the time of the transfer to a Charged-Off Receivable Purchaser, the Principal Balance of such Receivable (without giving effect to the proviso in the definition of “Principal Balance”) plus any accrued and unpaid interest, fees or other costs and charges incurred by or assessed to the Obligor.
“Unrelated Amounts” means (a) amounts deposited by the Servicer into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the Servicer into the Collection Account as Collections but which were later determined by the Servicer to not constitute Collections with respect to the Receivables and (c) amounts received by the Servicer with respect to a Receivable that the Servicer is prohibited from depositing into the Collection Account or otherwise remitting to the Grantor Trust by law or court order, the direction of a regulatory authority or regulatory guidance.
“Vault Partition” means the segregated vault partition of the E-Vault System established in the name of the Grantor Trust.
“Verified Note Owner” means a Note Owner that has provided the Indenture Trustee, as applicable, with each of (a) a written certification that it is a beneficial owner of a specified Outstanding Amount of the Notes and (b) a trade confirmation, an account statement, a letter from a broker or dealer or other similar document showing that such Note Owner is a beneficial owner of such Outstanding Amount of the Notes.
“Voting Interests” means the voting interests of the Holders of the Certificates, the amount of which shall be equal to the percentage interest in the Issuing Entity represented by the Certificates held by such Holder.

PART II – RULES OF CONSTRUCTION
(a)    Accounting Terms. As used in this Appendix or the Transaction Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Transaction Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Transaction Documents will control.
(b)    “Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Transaction Document will refer to this Appendix or such Transaction Document as a whole and not to any particular provision of this Appendix or such Transaction Document; and Section, Schedule and Exhibit references contained in this Appendix or any Transaction Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Transaction Document unless otherwise specified. The word “or” is not exclusive.
(c)    Reference to Distribution Dates. With respect to any Distribution Date, the “related Collection Period,” and the “related Record Date,” will mean the Collection Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Collection Periods and Record Dates will be correlative to the foregoing relationships.
(d)    Number and Gender. Each defined term used in this Appendix or the Transaction Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Transaction Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.
(e)    Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Transaction Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.
(f)    Reference to a Class of Notes. Unless otherwise specified, references to a Class of Notes includes all the tranches included in such Class of Notes.
(g)    Notices to Rating Agencies. If Carvana is no longer the Administrator, any successor Administrator shall provide any required Rating Agency notices to the Depositor, who shall promptly provide such notice to the Rating Agencies.
(h)    Amendments. Any agreement or instrument defined or referred to in the Transaction Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein.

(i)    Controlling Class. After the Outstanding Amount of all Classes of P&I Notes (other than the Class N Notes) has been reduced to zero, any references to the Controlling Class of Notes shall instead refer to the Majority Certificateholders.
(j)    Days. When providing the number of days as used in this Appendix or the Transaction Documents, days shall mean consecutive or calendar days unless specified as Business Days.
(k)    Class XS Notes. Any references with respect to principal or interest payments shall not apply to the Class XS Notes.

PART III – NOTICES AND PROCEDURES
All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Transaction Document to be made upon, given or furnished to or filed with the Depositor, the Servicer, the Administrator, the Backup Servicer, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Seller, the Sponsor, the Asset Representations Reviewer or the Rating Agencies shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, hand delivery, prepaid courier service, or by e-mail (if an applicable e-mail address has been provided by such party), and shall be deemed to have been duly given upon receipt:
(a)    in the case of the Depositor, at the following address:
Carvana Receivables Depositor LLC
300 E. Rio Salado Parkway, Bldg. 1
Tempe, AZ 85281
Attention: ABS-Transactions
Email: abs-transactions@carvana.com
with a copy to:
Carvana, LLC
300 E. Rio Salado Parkway, Bldg. 1
Tempe, AZ 85281
Attention: ABS-Transactions
Email: abs-transactions@carvana.com
(b)    in the case of the Seller, the Administrator or the Sponsor, at the following address:
Carvana, LLC
300 E. Rio Salado Parkway, Bldg. 1
Tempe, AZ 85281
Attention: ABS-Transactions
Email: abs-transactions@carvana.com
(c)    in the case of the Issuing Entity or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office,
with a copy to:

Carvana Auto Receivables Trust 2024-P4
c/o Carvana, LLC
300 E. Rio Salado Parkway, Bldg. 1
Tempe, AZ 85281
Attention: ABS-Transactions
Email: abs-transactions@carvana.com
(d)    in the case of the Grantor Trust or the Grantor Trust Trustee, to the Grantor Trust Trustee at its Corporate Trust Office,
with a copy to:
Carvana Auto Receivables Grantor Trust 2024-P4
c/o Carvana, LLC
300 E. Rio Salado Parkway, Bldg. 1
Tempe, AZ 85281
Attention: ABS-Transactions
Email: abs-transactions@carvana.com
(e)    in the case of the Indenture Trustee, the Paying Agent, the Certificate Registrar and the Collateral Custodian, at the following address:
Computershare Trust Company, National Association
1505 Energy Park Drive
St. Paul, MN 55108
Attention: Computershare Corporate Trust — Asset-Backed Administration
Telephone: (612) 448-7529
With copies of notices and Delivery of Receivable Files to:
Computershare Trust Company, National Association
ABS Custody Vault
1055 10th Avenue SE
Minneapolis, MN 55414
Attention: Computershare Corporate Trust — Asset-Backed Securities Vault
Email: abs.custody.vault@computershare.com
(f)    in the case of the Servicer, at the following address:
Bridgecrest Credit Company, LLC
7300 E Hampton Avenue
Mesa, AZ 85209
Attention: Secretary
Email: legal@drivetime.com

(g)    in the case of the Asset Representations Reviewer, at the following address:
Clayton Fixed Income Services LLC
Email: ARRNotices@clayton.com
with a copy to:
Clayton Fixed Income Services LLC
720 S. Colorado Blvd., Suite 200
Glendale, CO 80246
Attention: Legal Department
Email: legal@covius.com
(h)    in the case of the Backup Servicer, at the following address:
Vervent Inc.
10182 Telesis Court, Suite 300
San Diego, CA 92121
Attention: General Counsel
Telephone: (858) 568-7684
Email: dgamble@vervent.com
(i)    in the case of S&P, at the following address:
S&P Global Ratings
55 Water Street
New York, New York 10041
Attention: Asset Backed Surveillance Department
(j)    in the case of Moody’s, at the following address:
Moody’s Investors Service, Inc.
ABS/RMS Monitoring Department
24th Floor
7 World Trade Center
250 Greenwich Street
New York, NY 10007
For replines, loan tapes and notices, send to abssurveillance@moodys.com
For servicer reports (only), send to servicerreports@moodys.com
The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity.

For so long as Carvana is the Administrator, any notice required to be given to the Rating Agencies by the Issuing Entity or the Grantor Trust shall be delivered promptly by the Administrator.
Where any Transaction Document provides for notice to Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder or Certificateholder affected by such condition or event, at such Person’s address as it appears on the Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Transaction Document for the giving of such notice. If notice to Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.